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                                                                   EXHIBIT 23.14

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 26, 1999 except for Note 10 as to which the date is February 3, 1999, with respect to the financial statements of Midwest Internet, L.L.C. included in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-69925) and related Prospectus of OneMain.com, Inc. for the registration of 8,000,000 shares of its Common Stock.

                                          /s/ Ernst & Young LLP

St. Louis, Missouri

March 17, 1999